Exhibit 10.3
12801 Fair Lakes Parkway
Fairfax VA 22033
PO Box 10146
Fairfax VA 22030-0146
May 5, 2004
Mr. Robert J. Chaney, President
UGI Utilities, Inc.
100 Kachel Boulevard, Suite 400
PO Box 12677
Reading, PA 19612-2677
RE: FTS Service Agreement No. 46284 and FTS-1 Service Agreement No. 46283
UGI Utilities, Inc. (“UGI”), and Columbia Gas Transmission Corporation (“Columbia”) and Columbia Gulf Transmission Company (“Columbia Gulf”), respectively, are parties to the Firm Transportation Service Agreements referenced above. Section 2 of each of these Service Agreements provides for a primary contract term that expires on October 31, 2004, and further provides that service shall continue “from year-to-year thereafter unless terminated by either party upon six (6) month’s written notice.” In consideration of the covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:
1. UGI and Columbia shall refrain from exercising their respective contractual rights to terminate FTS Service Agreement No. 46284 to be effective on any date prior to October 31, 2013.
2. UGI and Columbia Gulf shall refrain from exercising their respective contractual rights to terminate FTS-1 Service Agreement No. 46283 to be effective on any date prior to October 31, 2013.
Sincerely,

Columbia Gas Transmission, Inc.
Columbia Gulf Transmission Company

By:	Glen L. Kettering

	Title:	President
The foregoing provisions are agreed to and accepted by UGI Utilities, Inc. this                      day of May 2004.

UGI Utilities, Inc.

By:	/s/ Robert J. Chaney

	Title:	President, UGI Utilities, Inc.